Exhibit 10.6

FIFTH AMENDMENT TO LOAN AGREEMENT

     THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of this 31st day of December, 2004, by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CITBC”), in its individual capacity as a Lender and as Agent for the Lenders hereinafter named (the “Agent”), WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation (“Wells Fargo”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), and any other party hereafter becoming a Lender pursuant to Section 12.4(b) of the Loan Agreement (as hereinafter defined), each individually sometimes referred to as a “Lender” and, collectively, the “Lenders”), GREY WOLF DRILLING COMPANY L.P., a Texas limited partnership (the “Borrower”), GREY WOLF, INC., a Texas corporation (the “Parent”), GREY WOLF HOLDINGS COMPANY, a Nevada corporation (“Holdings”), GREY WOLF LLC, a Louisiana limited liability company (“GWLLC”), DI ENERGY, INC., a Texas corporation (“Energy”), GREY WOLF INTERNATIONAL, INC., a Texas corporation (“International”), DI/PERFENSA INC., a Texas corporation (“Perfensa”), MURCO DRILLING CORPORATION, a Delaware corporation (“Murco”) (Parent, Holdings, GWLLC, Energy, International, Perfensa and Murco are referred to collectively herein as the “Guarantors”).

RECITALS

     1. WHEREAS, pursuant to the terms and subject to the conditions of that certain Loan Agreement dated as of January 14, 1999 among the parties hereto, as amended by that certain First Amendment to Loan Agreement dated as of December 20, 2001, that certain Second Amendment to Loan Agreement dated as of February 7, 2003, that certain Third Amendment to Loan Agreement dated as of May 1, 2003, and that certain Fourth Amendment to Loan Agreement dated as of March 25, 2004 and effective as of March 31, 2004 (such Loan Agreement, as the same was previously amended, is hereby amended and may hereafter be amended from time to time, being hereinafter referred to as the “Loan Agreement”), the Borrower was granted a revolving line of credit which included a letter of credit facility;

     2. WHEREAS, the indebtedness of the Borrower to the Lenders is currently evidenced by that certain Revolving Note dated December 20, 2001 (the “Existing Revolving Note”), executed by the Borrower and payable to CITBC as Agent for the benefit of the Lenders in the stated principal amount of $75,000,000;

     3. WHEREAS, payment of the Obligations of the Borrower are supported by the guarantees of the Guarantors contained in Section 13 of the Loan Agreement;

     4. WHEREAS, to secure, in part, the indebtedness under the Loan Agreement and the Existing Revolving Note (and all renewals, extensions, modifications and/or rearrangements thereof and in connection therewith) and all other indebtedness, liabilities and obligations of the Borrower and the Guarantors to the Agent for the benefit of the Lenders, then existing or thereafter arising, the Borrower and the Guarantors have heretofore executed in favor of the

Agent certain Credit Documents (as defined in the Loan Agreement), including, without limitation, the Security Documents (as defined in the Loan Agreement), which Credit Documents, as amended in connection herewith, shall continue in full force and effect upon the execution of this Amendment and shall continue to secure the payment by the Borrower and the Guarantors of the Obligations (as defined in the Loan Agreement), all as more fully set forth therein and herein;

     5. WHEREAS, the Borrower has requested and, pursuant to the terms and subject to the conditions hereof and in connection herewith, the Agent and the Lenders have agreed to increase the amount of the Total Revolving Loan Commitment (as defined in the Loan Agreement) to $100,000,000, and accept the Revolving Note (as herein defined) in replacement and substitution (but not extinguishment) of the Existing Revolving Note; and

     6. WHEREAS, in furtherance of the foregoing and to evidence the agreements of the parties hereto in relation thereto, the parties hereto desire to amend the Loan Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Lenders, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I

Definitions

     1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

Amendments to Loan Agreement

     Effective as of the respective date herein indicated, the Loan Agreement is hereby amended as follows:

     2.01 Amendment of Section 3.1(a). Effective as of the date of execution of this Amendment, Section 3.1(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

               “(a) The Borrower shall pay to the Agent for the account of each Non-Defaulting Lender a commitment fee (the “Commitment Fee”) for the period from and including the Fifth Amendment Closing Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate equal to (i) in any quarter in which the average Total Unutilized Revolving Loan Commitment is greater than or equal to $75,000,000, one-half percent (0.50%) per annum on the daily average Unutilized Revolving Loan Commitment of such Lender or (ii) in any quarter in which the average Total Unutilized Revolving Loan Commitment is less than $75,000,000, three-eighths percent (0.375%) per annum on the daily average Unutilized Revolving Loan Commitment of such Lender. Accrued Commitment Fees shall be due and payable on a pro rata basis quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.”

     2.02 Amendment of Section 3.1(d). Effective as of the date of execution of this Amendment, Section 3.1(d) of the Loan Agreement is amended and restated to read in its entirety as follows:

               “(d) The Borrower shall pay to the Agent for the account of the Agent an annual fee in the amount of $50,000 per year to offset the expenses and costs of the Agent in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral (the “Collateral Management Fee”). Such Collateral Management Fee shall be due and payable in advance on the Fifth Amendment Closing Date and thereafter on each Anniversary Date (without proration). Such Collateral Management Fee is and shall be deemed fully earned and nonrefundable or rebateable when due.”

     2.03 Amendment of Section 4.1. Effective as of the date of execution of this Amendment, the last sentence of Section 4.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

               “Upon at least 15 days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at the Notice Office, the Borrower may terminate the Revolving Credit Commitment and this Agreement; provided that if such termination occurs prior to the Anniversary Date occurring in 2007, then the Borrower shall pay Agent on the date of such termination (any such date being an “Early Termination Date”) for the account of the Lenders the applicable Early Termination Fee pro rata on the basis of their Percentages.”

     2.04 Amendment of Section 7.3(b). Effective as of the date of execution of this Amendment, Section 7.3(b) of the Loan Agreement is amended and restated to read in its entirety as follows:

               “(b) Such insurance shall be provided by insurance companies licensed to do business in the applicable state of each Credit Party’s operations and shall be rated “A; VIII” or better by Best’s Insurance Guide and Key Ratings or as may be reasonably acceptable to the Agent if not so rated or licensed, and shall include the following insurance coverages and any other insurance coverages that may be required by Law:

               (i) commercial general liability insurance written on an occurrence basis, including coverage for premises/operations, products and completed operations (on a “claims-made” basis only), explosion, collapse and underground, broad form commercial general liability equivalent coverages with a minimum combined single limit for bodily injury and property damage of $1,000,000 per occurrence, with a self-insured retention not greater than $500,000;

               (ii) business automobile liability insurance covering all owned, non-owned and hired automobiles for a combined bodily injury and property damage limit of no less than $1,000,000 per occurrence and containing appropriate no-fault insurance provisions required by law;

               (iii) workers’ compensation insurance in amounts required by applicable law and employers liability with limits of not less than $1,000,000;

               (iv) umbrella (or excess form should umbrella be unavailable) liability coverage written on an occurrence or “claims made” basis up to $50,000,000, and also to include a “drop down” provision which will pick up any exhaustion of limits under the primary coverages, with a combined single limit for bodily injury and property damage of not less than $100,000. Such insurance coverage shall provide substantially identical coverages as are set forth in the form of the insurance required in clauses (a), (b) and (c) (except with respect to workers’ compensation) of this Section 7.3;

               (v) all-risk physical loss or damage property insurance (including water damage, domestic transit coverage, collapse coverage, coverage of fire, and rapid means of transportation coverages) with respect to any Rig (on a “no-coinsurance” basis) in an amount equal to or greater than the Orderly Liquidation Value of each Rig with a deductible not greater than $1,000,000 in the aggregate over each twelve month policy period (with a sublimit per occurrence of up to $1,000,000 in respect of such aggregate limit), plus a $250,000 deductible per occurrence; and

               (vi) such other insurance policies and coverages as the Agent may require.”

     2.05 Amendment of Section 7.11(e). Effective as of the date of execution of this Amendment, Section 7.11(e) of the Loan Agreement is amended and restated to read in its entirety as follows:

               “(e) The Borrower shall provide to the Agent at the Borrower’s expense an Appraisal of Orderly Liquidation Value of each of the Domestic Rigs annually within 45 days prior to the end of each calendar year beginning in 2005. In addition thereto, the Borrower shall provide to the Agent at the Borrower’s expense each of the following additional Appraisals of Orderly Liquidation Value of each of the Domestic Rigs: (i) in addition to the other appraisals provided for in this Section 7.11(e), one additional such appraisal per loan year upon request from the Agent on behalf of the Lenders if at any time or from time to time the Domestic Rig Utilization Rate for any consecutive two calendar month period is less than forty-five percent (45%), and (ii) in addition to the other appraisals provided for in the Section 7.11(e), such additional appraisals without limitation as the Agent on behalf of the Lenders may request at any time after the occurrence and during the continuance of a Default or Event of Default. Any such appraisal requested pursuant to (i) or (ii) in the preceding sentence shall be supplied to the Agent within 30 days of such request (at the Agent’s option, the Agent may initiate and obtain any such appraisal directly from an Approved Appraiser at the Borrower’s expense). At the Agent’s option, the Agent may require that any and every Appraisal of Orderly Liquidation Value described in this Section 7.11(e) also include an Appraisal of Fair Market Value. Nothing in this Section 7.11(e) or otherwise shall in any way limit or restrict the Agent for the benefit of the Lenders from obtaining any other or additional appraisals at the expense of the Lenders.”

     2.06 Amendment and Restatement of Causes (4) and (5) of Section 7.15. Effective as of the date of execution of this Amendment, clauses (4) and (5) in Section 7.15 of the Loan Agreement are amended and restated to read in their entirety as follows:

          “(4) immediately prior to such sale, exchange or relocation, and after giving effect thereto, the sum of the aggregate outstanding principal amount of Revolving Loans plus the Letter of Credit Outstandings on such date is less than the lesser of (i) $100,000,000 or (ii) 25% of the Orderly Liquidation Value of the Domestic Rigs as determined by the appraisal described in subclause (6) below or, at the Agent’s option, by the then most recent Appraisal of Orderly Liquidation Value; (5) the Orderly Liquidation Value of the Domestic Rigs that will continue to constitute Collateral in which the Agent for the benefit of the Lenders has a first priority security interest and Lien, after giving effect to the proposed release, equals or exceeds $400,000,000 in the aggregate, as determined by the appraisal described in subclause (6) below or, at the Agent’s option, by the then most recent Appraisal of Orderly Liquidation Value;”

     2.07 New Section 7.16. Effective as of the date of execution of this Amendment, a new Section 7.16 is hereby added to the Loan Agreement to read in its entirety as follows:

“Anti-Money Laundering and Terrorism Regulations. The Borrower agrees to comply with all applicable anti-money laundering and terrorism laws, regulations and executive orders in effect from time to time (including, without limitation, the USA Patriot Act (Pub. L. No. 107-56)). The Borrower also agrees to ensure that no person who owns a controlling interest in or otherwise controls the Company is a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (issued September 23, 2001) or any other similar Executive Order. The Borrower acknowledges that the Agent’s and each Lender’s performance hereunder is subject to compliance with all such laws, regulations and executive orders, and in furtherance of the foregoing, the Borrower agrees to provide to the Agent and the Lenders all information about the Borrower’s ownership, officers, directors, customers and business structure as the Agent and the

Lenders reasonably may require to comply with, such laws, regulations and executive orders.”

     2.08 Amendment of Section 8.8. Effective as of the date of execution of this Amendment, Section 8.8 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “The Borrower will not permit the Orderly Liquidation Value of its Qualified Domestic Rigs (including Domestic Rigs stored in inventory) and Mobile Rigs in which the Agent for the benefit of the Lenders has a first priority perfected security interest and Lien under the Security Documents and which are subject to no other Lien to be less than $300,000,000 at any time (based upon the Orderly Liquidation Value thereof as set forth in the then most recent Appraisal of Orderly Liquidation Value provided to or obtained by the Agent).”

     2.09 Amendment of Section 8.9. Effective as of the date of execution of this Amendment, the introductory sentence of Section 8.9 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “At any and every time during which Total Available Liquidity is less than $35,000,000, and continuing thereafter in each such instance until the beginning of the fiscal quarter which next follows first full fiscal quarter thereafter during which Total Available Liquidity at all times during such fiscal quarter exceeds $35,000,000, the Borrower shall comply with the following:”

     2.10 Amendment and Restatement of Definition of “Anniversary Date”. Effective as of the date of execution of this Amendment, the definition of “Anniversary Date” set forth in Section 10 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “ ‘Anniversary Date’ shall mean the first annual anniversary date of the Fifth Amendment Closing Date and the same date in every year thereafter so long as the Agreement remains in effect.”

     2.11 Amendment and Restatement of Definitions of “Applicable Base Rate Margin” and “Applicable Eurodollar Margin”. Effective as of the date of execution of this Amendment, the definitions of “Applicable Base Rate Margin” and “Applicable Eurodollar Margin” set forth in Section 10 of the Loan Agreement are amended and restated to read in their entirety as follows:

          “ ‘Applicable Base Rate Margin’ and ‘Applicable Eurodollar Margin’ shall mean, at any time following the date upon which the quarterly or annual financial statements of the Borrower are to be delivered to the Agent pursuant to Section 7.1, the applicable percentage set forth below opposite the applicable Debt Service Ratio (as determined on a rolling 4 quarters basis):

Debt Service Coverage Ratio	Eurodollar Loans	Base Rate Loans
Less than or equal to 1.1 to 1.0	3.50%	1.50%

Greater than 1.1 to 1.0 but less than or equal to 1.5 to 1.0	2.50%	1.00%

Greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	2.25%	0.75%

Greater than 2.0 to 1.0	1.75%	0.25%

          Notwithstanding the foregoing: (i) The Applicable Base Rate Margin and the Applicable Eurodollar Margin during the period from the Fifth Amendment Closing Date to but excluding the date upon which audited consolidated financial results for the period ending December 31, 2004 are provided pursuant to Section 7.1 shall be the (x) Prime Lending Rate plus one percent (1.00%) and (y) the Eurodollar Rate plus two and one-half percent (2.50%), respectively; (ii) For purposes of the Credit Documents, the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall never be less than (x) one-fourth of one percent (0.25%) and (y) one and three-quarters percent (1.75%), respectively. Each change in the Applicable Base Rate Margin shall become effective on the first day of the calendar month following receipt by Agent of the applicable financial statements. Each change in the Applicable Eurodollar Margin shall become effective on the Interest Periods which commence after receipt by Agent of the applicable financial statements.”

     2.12 Amendment and Restatement of Definition of “Consolidated Adjusted EBITDA”. Effective as of the date of execution of this Amendment, the definition of “Consolidated Adjusted EBITDA” set forth in Section 10 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “ ‘Consolidated Adjusted EBITDA’ shall mean, for any period, the sum of (a) Consolidated EBITDA for such period minus (b) Maintenance Capital Expenditures for such period.”

     2.13 Amendment and Restatement of Definition of “Early Termination Fee”. Effective as of the date of execution of this Amendment, the definition of “Early Termination Fee” set forth in Section 10 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “ ‘Early Termination Fee’ shall (i) mean the fee the Agent is entitled to charge the Borrower in the event that the Borrower voluntarily terminates the Revolving Credit Commitment set forth in this Agreement on a date prior to three (3) years after the Fifth Amendment Closing Date; and (ii) be equal to (w) one-half percent (0.50%) of the Total Revolving Loan Commitment if the Early Termination Date occurs prior to the Anniversary Date occurring in 2006, and (x) one-quarter percent (0.25%) of the Total

Revolving Loan Commitment if the Early Termination Date occurs on or after the Anniversary Date occurring in 2006 but prior to the Anniversary Date occurring in 2007.”

     2.14 Amendment and Restatement of Definition of “Final Maturity Date”. Effective as of the date of execution of this Amendment, the definition of “Final Maturity Date” set forth in Section 10 of the Loan Agreement is amended and restated to read in its entirety as follows:

     “ ‘Final Maturity Date’ shall mean the Anniversary Date in 2008, provided that, unless otherwise terminated in accordance with this Agreement, such date shall be automatically extended to (but excluding) the Anniversary Date occurring in 2009 and thereafter from Anniversary Date to (but excluding) the next following Anniversary Date, until the Credit Documents are terminated on any Anniversary Date upon sixty (60) days prior written notice from the Agent to the Borrower.”

     2.15 Amendment and Restatement of Definition of “Letter of Credit Sublimit”. Effective as of the date of execution of this Amendment, the definition of “Letter of Credit Sublimit” set forth in Section 10 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “ ‘Letter of Credit Sublimit’ shall mean $50,000,000.”

     2.16 Amendment and Restatement of Definition of “Required Lenders”. Effective as of the date of execution of this Amendment, the definition of “Required Lenders” set forth in Section 10 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “ “Required Lenders” shall mean collectively (and not individually) Non-Defaulting Lenders the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Letter of Credit Outstandings) constitute greater than 51.0% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Lenders (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders and Letter of Credit Outstandings at such time).”

     2.17 Amendment and Restatement of Definition of “Total Revolving Loan Commitment”. Effective as of the date of execution of this Amendment, the definition of “Total Revolving Loan Commitment” set forth in Section 10 of the Loan Agreement is amended and restated to read in its entirety as follows:

          “ ‘Total Revolving Loan Commitment’ shall mean the sum of the Revolving Loan Commitments of each of the Lenders it being understood that the Total Revolving Loan Commitment shall be $100,000,000.”

     2.18 New Definitions. Effective as of the date of execution of this Amendment, Section 10 of the Loan Agreement is amended by adding thereto the following new definitions, to be inserted in appropriate alphabetical order:

          “ ‘Fifth Amendment Closing Date’ shall mean December 31, 2004.

          ‘Maintenance Capital Expenditures’ shall mean, with respect to any Person, any Capital Expenditures other than Capital Expenditures incurred in connection with (i) the acquisition of Domestic Rigs or (ii) the refurbishment of cold-stacked or inventoried Domestic Rigs which are unmarketable in order to make such Domestic Rigs marketable.”

          ‘Quarterly Payment Date’ shall mean the first Business Day of each calendar quarter.”

     2.19 Amendment of Section 12.12(a). Effective as of the date of execution of this Amendment, Section 12.12(a) of the Loan Agreement is amended and restated to read in its entirety as follows:

“Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on any Loan or Letter of Credit thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, or release any Guarantor (other than in connection with a sale otherwise permitted hereby), (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) (v) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this

Agreement, (vi) amend or modify the definition of Early Termination Fee, (vii) amend or modify the frequency of appraisals required under Section 7.11(e) of this Agreement, (viii) amend or modify the definition of Availability, (ix) increase or decrease the Total Revolving Loan Commitment, or (x) waive any Defaults or Events of Default occurring under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (w) increase the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender), (x) without the consent of CITBC, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of the Agent, amend, modify or waive any provision of Section 11 as the same applies to the Agent or any other provision as the same relates to the rights or obligations of the Agent and (z) without the consent of the Agent, amend, modify or waive any provision relating to the rights or obligations of the Agent.”

     2.21 Revolving Loan Commitment. Effective as of the date of execution of this Amendment, the Revolving Loan Commitment for each Lender will be the amount set forth under each Lender’s name of the signature page hereof.

     2.22 Amendment and Restatement of Exhibit B to the Loan Agreement. Effective as of the date of execution of this Amendment, Exhibit B to the Loan Agreement is amended and restated in its entirety as set forth on Exhibit A attached hereto.

ARTICLE III

Conditions Precedent

     3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent:

          (a) Agent shall have received each of the following, each in form and substance satisfactory to Agent, in its sole discretion, and, where applicable, each duly executed by each party thereto, other than Agent:

               (i) This Amendment, duly executed by the Borrower and the Guarantors;

               (ii) A Revolving Note in the stated principal amount of $100,000,000 in amendment, substitution and replacement of the Existing Revolving Note duly signed by the Borrower (the “Revolving Note”);

               (ii) Certified copies of the resolutions of the Board of Directors of each of the Borrower and the Guarantors authorizing the execution, delivery and performance of the Revolving Note, this Amendment and any and all other Credit Documents executed by any of the Borrower or the Guarantors in connection therewith, along with a certificate of incumbency certified by the secretary of each of the Borrower and the Guarantors with specimen signatures of the officers of the Borrower and the Guarantors who are authorized to sign such documents, all in form and substance satisfactory to the Agent;

               (iv) Opinion from Porter & Hedges, L.L.P. opining in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment and the other Loan Document as Agent may reasonably require and the Borrower and Guarantors hereby authorize and direct such counsel to deliver such opinions to Agent;

               (v) Receipt by Agent of a loan facility fee equal to $272,500, for the ratable benefit of Lenders, such fee to be apportioned among the Lenders as follows: $78,666.67 to CITBC, $125,000 to PNC and $68,833.33 to Wells Fargo ; and

               (vi) All other documents Agent may request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

          (b) The representations and warranties contained herein and in the Loan Agreement and the other Credit Documents (as defined in the Loan Agreement), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.

          (c) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

          (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent.

          (e) Agent’s receipt of the fees described in the fee letter dated of even date herewith executed by Borrower and Agent.

ARTICLE IV

Ratifications, Representations and Warranties

     4.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Credit Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Credit Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, Guarantors, Agent and Lenders agree that the Loan Agreement and the other Credit Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     4.02 Representations and Warranties. The Borrower and Guarantor (the “Credit Parties”) hereby represent and warrant to Agent and the Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Credit Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Credit Parties and will not violate the organizational documents of the Credit Parties; (b) the Managers or Board of Directors of each of the Credit Parties (or the Board of Directors of the corporate general partners of any Credit Party that is a limited partnership) has authorized the execution, delivery and performance of this Amendment and any and all other Credit Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Credit Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent they relate to a specific date); (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent; (e) the Credit Parties are in full compliance with all covenants and agreements contained in the Loan Agreement and the other Credit Documents, as amended hereby; and (f) since the date of the initial closing of the Loan Agreement, the Credit Parties have not amended their (i) Articles (or Certificates) of Incorporation or their Bylaws, if a corporation, (ii) limited partnership agreement or certificate of limited partnership, if a limited partnership, or (iii) Articles of Organization or operating agreement, if a limited liability company, except as otherwise disclosed to Agent.

ARTICLE V

Miscellaneous Provisions

     5.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Credit Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Credit Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

     5.02 Reference to Loan Agreement. Each of the Loan Agreement and the other Credit Documents, and any and all other Credit Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Credit Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

     5.03 Expenses of Agent. As provided in the Loan Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Credit Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Credit Documents, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.

     5.04 Severabilitv. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     5.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders, and the Credit Parties and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

     5.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     5.07 Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by the Credit Parties shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     5.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     5.09 Applicable Law. THIS AMENDMENT AND ALL OTHER CREDIT DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     5.10 Final Agreement. THE LOAN AGREEMENT AND THE OTHER CREDIT DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS

OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE CREDIT PARTIES AND THE AGENT.

     5.11 Financing Statements. Agent is hereby authorized by each of the Credit Parties to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral whether or not the signature of any such Credit Party appears thereon.

     5.12 Release by Borrower. THE BORROWER HEREBY ACKNOWLEDGES THAT BORROWER HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR THE LENDERS. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND THE LENDERS, AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER CREDIT DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

     5.13 Release by Guarantors. Each Guarantor hereby consents to the terms of this Amendment, confirms and ratifies the terms of the guarantee by such Guarantor for the benefit of Agent and the other Lenders set forth in Section 13 of the Loan Agreement (each a “Guarantee” and collectively the “Guarantees”), and acknowledges that such Guarantor’s Guarantee is in full force and effect and ratifies the same and that such Guarantor has no defense, counterclaim, set-off or any other claim to diminish such Guarantor’s liability under its Guarantee. EACH GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE RELEASED PARTIES, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN

WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE GUARANTORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER CREDIT DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

BORROWER:

GREY WOLF DRILLING COMPANY L.P.

By:	Grey Wolf Holdings Company,
its general partner

	By:	/s/ DAVID W. WEHLMANN

David W. Wehlmann
Executive Vice President and
Chief Financial Officer

GUARANTORS:

GREY WOLF, INC.

By:	/s/ DAVID W. WEHLMANN

David W. Wehlmann
Executive Vice President and
Chief Financial Officer

GREY WOLF HOLDINGS COMPANY

By:	/s/ DAVID W. WEHLMANN

David W. Wehlmann
Executive Vice President and
Chief Financial Officer

GREY WOLF LLC

By:	/s/ DAVID W. WEHLMANN

David W. Wehlmann
Executive Vice President and
Chief Financial Officer

DI ENERGY, INC.

By:	/s/ DAVID W. WEHLMANN

David W. Wehlmann
Executive Vice President and
Chief Financial Officer

GREY WOLF INTERNATIONAL, INC.

By:	/s/ DAVID W. WEHLMANN

David W. Wehlmann
Executive Vice President and
Chief Financial Officer

DI/PERFENSA INC.

By:	/s/ DAVID W. WEHLMANN

David W. Wehlmann
Executive Vice President and
Chief Financial Officer

MURCO DRILLING CORPORATION

By:	/s/ DAVID W. WEHLMANN

Executive W. Wehlmann
Senior Vice President and
Chief Financial Officer

LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC.
as Agent and Lender

By:	/s/ KIRK WOLVERTON

Name:	Kirk Wolverton

Title:	Vice President

Revolving Loan Commitment: $40,000,000

WELLS FARGO FOOTHILL, INC., formerly known as
Foothill Capital Corporation,
as Lender

By:	/s/ LAN WONG

Name:	Lan Wong

Title:	Vice–President

Revolving Loan Commitment: $35,000,000

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ TARA-CLARA WILOE

Name:	Tara-Clara Wiloe

Title:	Assistant Vice President

Revolving Loan Commitment: $25,000,000

EXHIBIT A

REVOLVING NOTE

$100,000,000	New York, New York
December ___, 2004

     FOR VALUE RECEIVED, GREY WOLF DRILLING COMPANY L.P., a Texas limited partnership (the “Borrower”), hereby promises to pay to The CIT Group/Business Credit, Inc., as agent for the Lenders (as defined below) (in such capacity, the “Agent”), in lawful money of the United States of America in immediately available funds, at its office located at 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lenders pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.8 of the Agreement.

     This Note is one of the Revolving Notes referred to in the Loan Agreement, dated as of January 14, 1999, among the Borrower, each of the Guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), and the Agent (as amended, modified or supplemented from time to time, the “Agreement”) and is issued pursuant to and entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guarantees (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, as provided in the Agreement, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     This Note is given in amendment, replacement and substitution, but not extinguishment, of all amounts unpaid under that certain Revolving Note dated December 20, 2001 payable by the Borrower to the order of The CIT Group/Business Credit, Inc as Agent for the Lenders (as defined in the Agreement) in the stated principal amount of $75,000,000.00 (the “Prior Note”),

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which Prior Note was given in amendment, replacement and substitution, but not extinguishment, of all amounts unpaid under that certain Revolving Note dated January 14, 1999 payable by the Borrower to the order of The CIT Group/Business Credit, Inc as Agent for the Lenders in the stated principal amount of $50,000,000.00.

GREY WOLF DRILLING COMPANY L.P.

By:	GREY WOLF HOLDINGS COMPANY,
as General Partner

By:

David W. Executive Vice President and
Chief Financial Officer

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